EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

As previously disclosed on a Current Report on Form 8-K, on August 1, 2023, Mativ Holdings, Inc. (the “Company”) entered into a final, binding and irrevocable offer letter (the “Offer Letter”) with Evergreen Hill Enterprise Pte. Ltd., an affiliate of PT Bukit Muria Jaya (“Buyer”) pursuant to which Buyer made a binding offer (the “Offer”) to acquire the Company’s Engineered Papers business (the “Transaction”). The Company accepted Buyer’s Offer and countersigned the Purchase Agreement, dated as of August 1, 2023 (the “Purchase Agreement”), with respect to the EP Divestiture on October 4, 2023. On November 30, 2023, and pursuant to the Purchase Agreement, the Buyer acquired the Company’s Engineered Papers business. The gross purchase price was $620.0 million in cash, subject to certain customary adjustments as set forth in the Purchase Agreement.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, presents the Company’s consolidated financial position giving pro forma effect to the Transaction as if it had occurred on September 30, 2023. The following unaudited pro forma condensed consolidated statement of income (loss) for the nine months ended September 30, 2023, and consolidated statements of income (loss) for the years ended December 31, 2022, 2021, and 2020 present the Company’s consolidated results of operations giving pro forma effect to the Transaction as if it had occurred on January 1, 2020.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, the pro forma condensed consolidated financial statements are included for informational purposes only and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed at an earlier time as indicated herein. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and these unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and include adjustments to the extent that they are directly attributable to the Transaction. The following unaudited pro forma condensed consolidated financial statements give rise to the following transactions:

•

The elimination of the net assets and financial performance of the Company’s Engineered Papers business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

•	The Company’s use of net sale proceeds to make a debt repayment in accordance with the Company’s credit agreement.

These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transaction on the Company’s historical information, and are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. We considered the impact of the Transition Services Agreement and determined that no further pro forma adjustments were necessary as we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the Transaction as the agreement is not expected to have a material impact on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 or the unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2023 and the years ended December 31, 2022, 2021, and 2020.

These unaudited pro forma condensed consolidated financial statements should be read in connection with:

•

the Company’s historical audited consolidated financial statements, the accompanying notes and “Managements Discussion of Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022, 2021, and 2020 filed with the SEC on March 1, 2023, March 1, 2022, and March 1, 2021, respectively;

•

the Company’s unaudited interim historical consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023, filed with the SEC on November 9, 2023; and

•	the Company’s supplemental financial information, which is attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on December 6, 2023.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2023

(in millions)

	Transaction Accounting Adjustments
	Mativ Historical (1)	Disposition Adjustments (2)	Pro Forma Debt Adjustments (5)	Mativ Proforma
ASSETS
Cash and cash equivalents	$84.7	$669.4	$(641.2)	$112.9
Accounts receivable, net	179.3	—	—	179.3
Inventories, net	364.6	—	—	364.6
Income taxes receivable	18.4	—	—	18.4
Other current assets	29.1	—	—	29.1
Current assets held for sale	238.3	(238.3)	—	—

Total current assets	914.4	431.1	(641.2)	704.3

Property, plant and equipment, net	665.2	—	—	665.2
Finance lease right-of-use assets	16.7	—	—	16.7
Operating lease right-of-use assets	38.9	—	—	38.9
Deferred income tax benefits	2.8	—	—	2.8
Goodwill	468.0	—	—	468.0
Intangible assets, net	636.6	—	—	636.6
Other assets	128.6	—	—	128.6
Noncurrent assets held for sale	246.6	(246.6)	—	—

Total assets	$3,117.8	$184.5	$(641.2)	$2,661.1

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current debt	$34.5	$—	$—	$34.5
Finance lease liabilities	0.9	—	—	0.9
Operating lease liabilities	8.5	—	—	8.5
Accounts payable	149.3	—	—	149.3
Income taxes payable	11.8	5.0	—	16.8
Accrued expenses and other current liabilities	108.8	23.2	—	132.0
Current liabilities held for sale	89.7	(89.7)	—	—

Total current liabilities	403.5	(61.5)	—	342.0

Long-term debt	1,704.0	—	(641.2)	1,062.8
Finance lease liabilities, noncurrent	17.1	—	—	17.1
Operating lease liabilities, noncurrent	30.5	—	—	30.5
Long-term income tax payable	7.7	—	—	7.7
Pension and other postretirement benefits	55.6	—	—	55.6
Deferred income tax liabilities	137.2	—	—	137.2
Other liabilities	26.2	—	—	26.2
Noncurrent liabilities held for sale	63.0	(63.0)	—	—

Total liabilities	2,444.8	(124.5)	(641.2)	1,679.1

Stockholders’ Equity:
Preferred stock, $0.10 par value per share	—	—	—	—
Common stock, $0.10 par value per share	5.4	—	—	5.4
Additional paid-in-capital	668.3	—	—	668.3
Retained earnings	86.3	203.8 (3)	—	290.1
Accumulated other comprehensive gain (loss), net of tax	(87.0)	105.2 (4)	—	18.2

Total stockholders’ equity	673.0	309.0	—	982.0

Total liabilities and stockholders’ equity	$3,117.8	$184.5	$(641.2)	$2,661.1

Notes to September 30, 2023 Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)

Represents the Company’s unaudited condensed consolidated balance sheet as contained in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, filed with the SEC on November 9, 2023.

(2)

These adjustments reflect the estimated cash proceeds of $669.4 million from the Transaction, as adjusted per the terms of the Purchase Agreement for estimated levels of cash, debt-like items, transaction costs and net working capital, and the elimination of the assets and liabilities attributable to the Engineered Papers business in accordance with ASC 205, less estimated transaction costs of $23.2 million (primarily legal and other advisor fees) that are directly attributable to the Transaction. In addition, approximately $5.0 million income tax payable associated with the gain on sale.

(3)

This adjustment reflects the estimated pro forma gain on disposal, which is calculated as the difference between estimated net cash proceeds from the Transaction (refer to adjustment (2) above) and the historical carrying value of the Engineered Papers business disposal group as of September 30, 2023, net of estimated income taxes. The actual gain on disposal, and the Company’s estimate of income taxes, will be based on the balance sheet information as of the Closing and the finalization of the Company’s current fiscal year tax provision, and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.

(4)	This adjustment reflects the release of the unrealized foreign currency translation adjustments into earnings for disposed foreign entities.
(5)

These adjustments reflect the Company’s debt repayment of $641.2 million, in accordance with the Company’s credit agreement. Interest expense on the repaid debt will be allocated to the Engineered Papers business for historical periods on a pro rata basis, in accordance with ASC 205 Presentation of Financial Statements (see adjustment (3) in the subsequent Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Nine Months Ended September 30, 2023

(in millions, except per share amounts)

	Mativ Historical (1)	Disposition Adjustments (2)		Mativ Pro Forma
Net sales	$1,573.7	$—		$1,573.7
Cost of products sold	1,303.8	—		1,303.8

Gross profit	269.9	—		269.9
Selling expense	60.6	—		60.6
Research and development expense	16.6	—		16.6
General expense	185.8	—		185.8

Total nonmanufacturing expenses	263.0	—		263.0
Goodwill impairment expense	401.0	—		401.0
Restructuring and impairment expense	17.6	—		17.6

Operating loss	(411.7)	—		(411.7)
Interest expense	48.8	(4.0	)(3)	44.8
Other (expense), net	(3.6)	—		(3.6)

Loss before income taxes and income from equity affiliates	(464.1)	4.0		(460.1)
Income tax expense	30.0	—		30.0
Income from equity affiliates, net of income taxes	—	—		—

Net loss from continuing operations	(494.1)	4.0		(490.1)
Dividends to Common Stockholders	(0.7)	—		(0.7)

Net loss from continuing operations attributable to Common Stockholders	$(494.8)	$4.0		$(490.8)

Net loss from continuing operations per share:
Basic	$(9.06)			$(8.99)
Diluted	$(9.06)			$(8.99)
Weighted average shares outstanding
Basic	54,600,100			54,600,100
Diluted	54,600,100			54,600,100

Notes to September 30, 2023 Pro Forma Condensed Consolidated Statement of Income (Loss)

(1)

Represents the Company’s unaudited condensed consolidated statement of income (loss) as contained in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, filed with the SEC on November 9, 2023.

(2)

Adjustments reflecting the disposition of the Engineered Papers business were not necessary for the nine months ended September 30, 2023 because the Engineered Papers business was presented as discontinued operations in the historical financial statements for that period.

(3)

This adjustment represents the impact of a change in estimate resulting in additional interest expense allocated to the Engineered Papers business as described in Note 5 within the unaudited pro forma condensed consolidated balance sheet above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2022

(in millions, except per share amounts)

	Mativ Historical (1)	Disposition Adjustments (2)		Mativ Pro Forma
Net sales	$2,167.4	$(530.5)		$1,636.9
Cost of products sold	1,729.8	(398.9)		1,330.9

Gross profit	437.6	(131.6)		306.0
Selling expense	74.2	(14.4)		59.8
Research and development expense	26.6	(7.8)		18.8
General expense	266.1	(17.6)		248.5

Total nonmanufacturing expenses	366.9	(39.8)		327.1
Restructuring and impairment expense	19.3	(0.2)		19.1

Operating loss	51.4	(91.6)		(40.2)
Interest expense	86.1	(28.8	)(3)	57.3
Other income, net	10.3	(9.3)		1.0

Loss before income taxes and income from equity affiliates	(24.4)	(72.1)		(96.5)
Income tax benefit	(12.6)	(15.0)		(27.6)
Income from equity affiliates, net of income taxes	5.2	(5.2)		—

Net loss from continuing operations	(6.6)	(62.3)		(68.9)
Dividends to Common Stockholders	(0.9)	—		(0.9)

Net loss from continuing operations attributable to Common Stockholders	$(7.5)	$(62.3)		$(69.8)

Net loss from continuing operations per share:
Basic	$(0.18)			$(1.64)
Diluted	$(0.18)			$(1.64)
Weighted average shares outstanding
Basic	42,442,200			42,442,200
Diluted	42,442,200			42,442,200

Notes to December 31, 2022 Pro Forma Condensed Consolidated Statement of Income (Loss)

(1)	Represents the Company’s consolidated statement of income (loss) as contained in the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023.
(2)	These adjustments reflect the disposition of the Engineered Papers business as if the disposition had occurred on the first day of the reporting period.
(3)

This adjustment includes the elimination of historical Interest expense related to the Engineered Papers business, in addition to $28.6 million of Interest expense allocated to the Engineered Papers business, in accordance with ASC 205.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2021

(in millions, except per share amounts)

	Mativ Historical (1)	Disposition Adjustments (2)		Mativ Pro Forma
Net sales	$1,440.0	$(509.3)		$930.7
Cost of products sold	1,109.7	(362.2)		747.5

Gross profit	330.3	(147.1)		183.2
Selling expense	46.7	(14.2)		32.5
Research and development expense	20.3	(8.5)		11.8
General expense	169.9	(16.7)		153.2

Total nonmanufacturing expenses	236.9	(39.4)		197.5
Restructuring and impairment expense	10.1	(8.2)		1.9

Operating loss	83.3	(99.5)		(16.2)
Interest expense	46.1	(5.7	)(3)	40.4
Other income, net	35.9	(5.8)		30.1

Income before income taxes and income from equity affiliates	73.1	(99.6)		(26.5)
Income tax benefit	(9.4)	(18.8)		(28.2)
Income from equity affiliates, net of income taxes	6.4	(6.4)		—

Net income from continuing operations	88.9	(87.2)		1.7
Dividends to Common Stockholders	(0.6)	—		(0.6)
Undistributed earnings available to Common Stockholders	(0.5)	—		(0.5)

Net income from continuing operations attributable to Common Stockholders	$87.8	$(87.2)		$0.6

Net income from continuing operations per share:
Basic	$2.83			$0.02
Diluted	$2.80			$0.02
Weighted average shares outstanding
Basic	31,030,400			31,030,400
Diluted	31,400,300			31,400,300

Notes to December 31, 2021 Pro Forma Condensed Consolidated Statement of Income (Loss)

(1)	Represents the Company’s consolidated statement of income (loss) as contained in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.
(2)	These adjustments reflect the disposition of the Engineered Papers business as if the disposition had occurred on the first day of the reporting period.
(3)

This adjustment includes the elimination of historical Interest expense related to the Engineered Papers business, in addition to $10.1 million of Interest expense allocated to the Engineered Papers business, in accordance with ASC 205.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2020

(in millions, except per share amounts)

	Mativ Historical (1)	Disposition Adjustments (2)		Mativ Pro Forma
Net sales	$1,074.4	$(530.9)		$543.5
Cost of products sold	766.1	(362.5)		403.6

Gross profit	308.3	(168.4)		139.9
Selling expense	36.9	(14.5)		22.4
Research and development expense	13.8	(8.1)		5.7
General expense	116.9	(17.9)		99.0

Total nonmanufacturing expenses	167.6	(40.5)		127.1
Restructuring and impairment expense	11.9	(11.3)		0.6

Operating profit	128.8	(116.6)		12.2
Interest expense	30.5	(2.3	)(3)	28.2
Other income, net	(1.0)	(0.9)		(1.9)

Income before income taxes and income from equity affiliates	97.3	(115.2)		(17.9)
Income tax expense	18.4	(21.4)		(3.0)
Income from equity affiliates, net of income taxes	4.9	(4.9)		—

Net income from continuing operations	83.8	(98.7)		(14.9)
Dividends to Common Stockholders	(0.7)	—		(0.7)
Undistributed earnings available to Common Stockholders	(0.4)	—		(0.4)

Net income from continuing operations attributable to Common Stockholders	$82.7	$(98.7)		$(16.0)

Net loss from continuing operations per share:
Basic	$2.68			$(0.52)
Diluted	$2.66			$(0.51)
Weighted average shares outstanding
Basic	30,832,700			30,832,700
Diluted	31,104,200			31,104,200

Notes to December 31, 2020 Pro Forma Condensed Consolidated Statement of Income (Loss)

(1)	Represents the Company’s consolidated statement of income (loss) as contained in the Annual Reports on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.
(2)	These adjustments reflect the disposition of the Engineered Papers business as if the disposition had occurred on the first day of the reporting period.
(3)

This adjustment includes the elimination of historical Interest expense related to the Engineered Papers business, in addition to $2.1 million of Interest expense allocated to the Engineered Papers business, in accordance with ASC 205.